EXHIBIT 3
                                                                    Page 1 of 2
                                CSW CREDIT, INC.
                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE BALANCES
                              USING 50% RESTRICTION
                                   (Thousands)



                                    Twelve Months        Twelve Months      Twelve Months
                                        Ended                Ended              Ended
                                   January 31, 2000    February 29, 2000   March 31, 2000
                                   ----------------    ----------------  ------------------

      AFFILIATES
-----------------------
CPL                                    $ 136,857      $     135,694         $     135,823
PSO                                       77,209             76,916                77,096
SWEPCO                                    96,514             96,180                95,611
WTU                                       43,028             42,009                41,206
                                   ----------------    ----------------  ------------------

                Total Affiliates:  $     353,608       $     350,799         $     349,736
                                   ================    ================  ==================

    NON-AFFILIATES
-----------------------
Texas - New Mexico Power            $     57,237        $     57,055         $      56,793
Reliant Energy HL&P                      444,570             440,576               437,525
                                   ----------------    ----------------  ------------------

                                    $    501,807        $    497,631         $     494,318
                                   ----------------    ----------------  ------------------
 Reliant Energy HL&P Receivables
   sold to Third parties                       0                   0                     0
                                   ----------------    ----------------  ------------------

            Total Non-Affiliates:  $     501,807        $    497,631         $     494,318
                                   ================    ================  ==================

Over/(Under) 50% Restriction       $     148,199        $    146,832         $     144,582

                                   ================    ================  ==================



                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE PURCHASES
                        USING TEMPORARY RELIEF PROVISIONS
                                   (Thousands)

                                    Twelve Months        Twelve Months      Twelve Months
                                        Ended                Ended              Ended
                                   January 31, 2000    February 29, 2000   March 31, 2000
                                   ----------------    ----------------  ----------------

OTHER NON-AFFILIATES:
Texas - New Mexico Power            $     43,157       $     43,948         $     43,253
Temporary Relief Provision               100,000            100,000              100,000
                                   ---------------     ---------------   ------------------
Over/(Under) Temporary Relief
 Provision                          $    (56,843)      $    (56,052)        $    (56,747)
                                   ================    ===============   ==================

Reliant Energy HL&P                 $    363,342       $    365,993         $    367,702
-------------------
Temporary Relief Provision               450,000            450,000              450,000
                                   ----------------    ---------------   ------------------
Over/(Under) Temporary Relief
 Provision                          $    (86,658)      $    (84,007)        $    (82,298)
                                   ================    ===============   ==================


                                                                      EXHIBIT 3
                                                                    Page 2 of 2

                                CSW CREDIT, INC.
                               BAD DEBT WRITE-OFFS
                                   (Thousands)



                             January 31, 2000  February 29, 2000  March 31, 2000
                             ----------------  ----------------- ---------------

NON-AFFILIATES
----------------------
Texas - New Mexico Power        $    279            $    35          $    78


Reliant Energy HL&P                1,480              1,082              708
                            -----------------  ----------------- ---------------

       Total Non-Affiliates:    $  1,759            $ 1,117          $   786
                            =================  ================= ===============